   UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported):  April 26, 2010

TREVENEX RESOURCES, INC.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-53493

Nevada	26-1550187
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 West Cataldo, Suite A Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

(509) 869-6877
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 26, 2010, Trevenex Resources, Inc.  and VyseTECH Asia Sdn Bhd (“VTA”)  executed an Amendment to the Exclusive Marketing, Distribution and License Agreement (the “License Agreement”) dated March 15, 2010 pursuant to which VTA agreed to waive Clause 3.1.2 of the License Agreement thus removing the obligation for Trevenex to pay a royalty on its gross sales of products under the License Agreement.  The deleted clause is below.

Pursuant to Clause 3.1.2, Trevenex will pay VTA a royalty equivalent to two percent of the gross sales of products sold due and payable on or before each anniversary of the effective date of the License Agreement.  The royalty will remain due in perpetuity and continue to be paid beyond the life of VTA’s patent.

Item 9.01   Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.

Document

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10.1

Amendment to Exclusive Marketing, Distribution and License Agreement dated March 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENEX RESOURCES, INC. (Registrant)

Date: May 17, 2010	By:	/s/ Aik Fun Chong
Aik Fun Chong President and CEO